                                                                Bylaws

                                                      As amended December 9, 2002

                                                              DEFINITIONS
Section 1. Wherever the term "the Society" appears in these bylaws, it means this fraternal benefit society as named in Article I of the Articles of Incorporation.
Wherever the term "board" appears in these bylaws, it means "board of directors."

                                                      APPLICATION FOR MEMBERSHIP
Section 2. Application for membership  shall be upon a form in use by the Society.  Application for youth membership shall be completed by an adult person on behalf of the applicant for youth membership.

                                                          JUVENILE INSURANCE
Section 3.  Application  for  juvenile  insurance  shall be upon a form in use by the Society and shall be  accompanied  by evidence of insurability (if required) which is acceptable to the Society under its rules and  regulations.  Juvenile  certificates  shall be under the  control of the adult  applicant  for the period  provided in the  certificate.  If it be in the best  interest of the  juvenile as determined by the Society,  the applicant may be divested of control of a juvenile  certificate.  If the applicant has been divested of control of the juvenile  certificate  or if the applicant has died,  control shall be vested in the legally  appointed  guardian of the juvenile.  If a guardian is not  appointed,  control  shall be vested in a person who shall appear to the Society to be an  appropriate person to control the  certificate by reason of being  responsible  for the support and  maintenance of such juvenile,  or by reason of relationship.

                                                          FRATERNAL CONTRACT
Section 4. The  certificate of membership  and insurance,  together with any riders or  endorsements  attached to it, the  application, the  declaration of  insurability  (if any) signed by the  applicant,  the articles of  incorporation  and bylaws and all amendments to them,  constitute the entire contract when it is issued.  Any subsequent  changes to the articles of  incorporation  or bylaws shall be binding upon the applicant benefit member,  certificate owner,  beneficiaries and other persons affected,  and shall govern and control in all respects, except that no changes shall destroy or diminish benefits promised in the certificate when it was issued.

                                                             BENEFICIARIES
Section 5. Any of the following persons may be designated as beneficiary:  the applicant benefit member,  wife, husband,  child, parent or other person related to the benefit member by blood,  marriage or legal adoption;  foster parents of the benefit  member;  betrothed of the benefit member;  dependents of the benefit member;  or, where not prohibited by law, the estate of the benefit member.  With the consent of the Society,  any of the  following  may also be  designated  as  beneficiary:  a charitable  institution;  church or church organization;  educational  institution;  a nonprofit  corporation;  any corporation,  community chest, fund or foundation described in section  501(c)(3) of the  Internal  Revenue Code of 1954 and its  subsequent  amendments,  and  operated  exclusively  for  religious, charitable,  scientific,  literary or educational  purposes; or a person,  corporation,  partnership or other legal entity which has an interest in the benefit  member,  provided  that the  proceeds are for the benefit,  direct or indirect,  of the benefit  member or the benefit  member's family or dependents.  Wherever the applicable  laws conflict with the above,  only  beneficiaries  permitted by such laws may be designated.
Section 6. Unless the beneficiary  designation  calls for some other method of  distribution,  if some  beneficiaries of the same class die before the insured,  the death benefit proceeds shall be paid in full to the surviving  beneficiaries of the same class. Each shall share equally the portion of the death benefit proceeds not otherwise  disposed of in the certificate.  If all  beneficiaries,  however designated,  are dead when the insured dies, the death benefit  proceeds--where not otherwise required by law--shall be paid to the owner or to the owner's estate.
A beneficiary  shall not have or acquire any claim against the Society  whatever  until the insured dies unless  otherwise  provided by law.
Section 7. No beneficiary  change shall take effect unless received by the Society at its principal  office or corporate  headquarters.
When it is  received,  any change  shall take  effect as of the date the  request for  beneficiary  change was  signed,  as long as the request for change was mailed or actually  delivered to the Society while the insured was alive. Such beneficiary  change shall be null and void where the Society has made a good faith payment of the proceeds or has taken other action before receiving the change.

                                                          SETTLEMENT OPTIONS
Section 8. In addition to the  settlement  options  offered in the  certificate,  the Society may offer any other manner of  settlement made available by the Society at the time certificate proceeds are to be paid.

                                                        MAINTENANCE OF SOLVENCY
Section 9. If the  Society's  reserves  for any class of  certificates,  other than those  portions  of any  certificate  that  provide variable  benefits based on the experience of a separate account  authorized  under Section 10, become impaired,  the board may require that benefit members pay the Society an equitable  amount to eliminate the  deficiency.  If the amount is not paid, it shall be charged as an  indebtedness  against the  certificate  and shall draw interest at the lower rate of either what is specified in the certificate for  certificate  loans or what is  specified in the  certificate  under the  maintenance  of solvency  provision.  If the owner of the certificate  agrees,  an equivalent  reduction in benefits can be chosen  instead of the payment or  indebtedness  charged  against the certificate.

                                               SEPARATE ACCOUNTS AND VARIABLE CONTRACTS
Section 10. The board of directors may provide for the establishment and operation of one or more separate accounts in accordance with applicable law.  The Society may issue contracts on a variable basis that provide for the dollar amount of benefits or other contractual payments or values to vary so as to reflect the investment results of such separate accounts. The board of directors may adopt special procedures or create legal entities necessary or appropriate for the conduct of the business and affairs of any variable contract and separate account.  Any provisions of the bylaws that are inconsistent with the provisions of this bylaw shall not apply to any variable contract or separate account.

                                                                 TAXES
Section 11. If any  jurisdiction  requires the Society to pay any sum as a tax on its operations,  the board may determine an equitable apportionment  of the full amount of the taxes paid and make a levy of such amount upon the benefit  members and  insureds  residing in that  jurisdiction.  Notice of the levy,  including  the  manner in which it is to be paid,  shall be given to those  affected.  If the amount  levied is not paid after 60 days from the date of the  notice,  the amount  shall be charged  as an  indebtedness  against  the certificate and draw interest at 5 percent per annum compounded annually.

                                                        RESOLUTION OF DISPUTES
Section 12.
(a) Purpose.  The purpose of this  section is to prescribe  the sole means to present and resolve  grievances,  complaints  or disputes between members, certificate owners or beneficiaries and the Society or its directors,  officers, agents and employees.  Procedures set forth in this section are meant to provide  prompt,  fair and  efficient  opportunities  for dispute  resolution,  consistent  with the fraternal nature of the Society, without the delay and expense of formal legal proceedings.
(b) Scope.  Except as expressly limited in this paragraph,  this section applies to all past, current and future benefit  certificates, members,  insureds,  certificate owners,  beneficiaries and the Society. It applies to all claims, actions,  disputes and grievances of any kind or nature  whatsoever.  It  includes,  but is not limited to,  claims based on breach of benefit  contract,  as well as claims based on  fraud,  misrepresentation,  violation  of  statute,  discrimination,  denial of civil  rights,  conspiracy,  defamation,  and infliction of distress,  against the Society or its directors,  officers,  agents or employees.  To the extent  permitted by applicable law, this section applies to all claims,  actions,  disputes and grievances brought by the Society against members,  certificate owners or  beneficiaries.  In the event  that a court or  arbitrator  of  competent  jurisdiction  deems  any party or claim in a dispute  not subject to this  section,  this section shall remain in full force and effect as to any  remaining  parties or claims  involved in such dispute.  This section does not apply to any claims or disputes relating to major medical insurance certificates.
(c) Procedures.  No lawsuits or any other  actions may be brought for any claims or disputes  covered by this  section.  The  following are the steps and procedures for presenting and resolving disputes:

o        Step 1.  Appeal.  Appeal of the dispute to a designated reviewer within the Society as appropriate to the dispute.

o        Step 2. Mediation.  If Step 1 does not result in a mutually  satisfactory  resolution,  either party has the right to have the matter  mediated in accord with the  applicable  mediation  rules of the American  Arbitration  Association  (or other neutral organization as agreed upon by the parties).

o        Step 3.  Arbitration.  If Step 2 does not  result in a  mutually  satisfactory  resolution,  the matter  will be  resolved  by binding  arbitration  administered  by and in accordance with the applicable  arbitration  rules as prescribed by the American
         Arbitration  Association  (or another  neutral  organization  mutually  agreed  upon) as  applicable  to the type of matter in dispute.  The  decision of the  arbitrator  shall be final and binding,  subject only to the right to appeal such  decision as provided in the arbitration  rules and applicable law. The member or benefit  certificate  owner or beneficiary shall have the right to consult with legal  counsel of his or her choosing at any time at their own expense  (unless,  as provided in Section
         (f) below,  he or she is awarded  attorney's  fees).  If an issue in dispute  is subject to law that  prohibits  parties  from agreeing  to submit  future  disputes  to binding  arbitration,  arbitration  results  shall be  non-binding,  unless both the individual and the Society agree to binding  arbitration after the claim or dispute has arisen.  Every reasonable effort shall be made to complete Step 1 within  forty-five  (45) days of the date the notice of dispute is received by all parties;  Step 2 within an additional sixty (60) days; and Step 3 within an additional one-hundred-twenty (120) days.

(d)  Costs.  The  administrative  costs  of  the  mediation  and/or  arbitration (including  fees and  expenses of mediators  or arbitrators,  filing fees, reasonable  and  necessary  court  reporting  fees)  shall  be  paid by the Society. Provided, however,
     unless awarded pursuant to Section 12(f) below, each party shall bear its own  attorney"   fees,  expert fees and discovery
     costs.

(e)  Restriction  of Joinder of  Disputes.  The  procedures  of this  section are designed to afford  individual  members,  benefit certificate  owners,  beneficiaries  and the  Society  a  prompt,  fair and  efficient  means of  resolving  individual  disputes.
     Accordingly,  no disputes may be brought forward in a representative  group or on behalf of or against any "class" of persons, and the disputes of multiple members or benefit  certificate  owners or beneficiaries  (other than immediate family) may not be joined together of purposes of these  procedures  without  the express  written  consent of both (i) all members and benefit  certificate owners and beneficiaries affected thereby and (ii) the Society.
(f)  Remedies.  This paragraph  applies to any claim or dispute resolved  through binding  arbitration as provided in Section 12(c)
     above, and it applies to any action in a court of law in the event that a court or arbitrator of competent  jurisdiction deems any party or claim in a dispute not subject to binding  arbitration.  Except as expressly limited in this paragraph,  the parties to a dispute may be awarded any and all damages or other relief  allowed for the claim in dispute by  applicable  federal or state law, including  attorneys fees and expenses if such attorney's fees an expenses are deemed  appropriate under applicable law. Exemplary or punitive damages may be awarded for claims arising under  applicable  federal or state statute(s) to the extent permitted under the  applicable  statue(s) or, for claims arising under the common law,  exemplary or punitive  damages may be awarded buy may not exceed three times the amount of compensatory damages.
(g)  Severability.  In the event that any court or  arbitrator  or competent  jurisdiction  deems any portion of this Section 12 to be unenforceable or otherwise void under applicable law, the remaining  portions of this Section 12 shall remain in full force and effect.

                                                   RECEIPT OF PAYMENTS NOT A WAIVER
Section 13. If the Society  receives  and  temporarily  holds a payment or premium,  this shall not  constitute  a waiver of any of its defenses.  If a certificate has lapsed or been forfeited,  or if the Society has received a notice of cancellation,  the payment of any premium for the certificate shall not revive or continue the certificate,  whether made on notice of premium due or otherwise,  and the payment shall be returned to the person making it.

                                                          BOARD OF DIRECTORS
Section 14. The affairs of the Society shall be managed under the direction of the board.  The board shall meet quarterly.  The first quarterly meeting of each calendar year shall be held during the month of February, on specific dates as set by the board.  All meetings shall be held at the principal office or corporate headquarters of the Society unless some other place is designated by the chairman of the board or board.  Regular or special meetings of the board of directors or its committees may also be conducted by other means of communication, as prescribed by Wisconsin law, if so designated by the board, the chairman of the board, the chief executive officer, or the chairman of a committee of the board with respect to committee meetings.  Special meetings may be called by the chief executive officer or chairman of the board, or upon written request to the secretary by at least five directors.  The chief executive officer or secretary shall notify the directors, in writing, of the purpose, time and place of special meetings at least seven calendar days before the date of the meetings.  Written notice includes written documents in any form, including electronic mail and facsimile transmissions.  Notice shall be deemed to be given to a director at the earliest of (a) when actually received by the director, (b) five days after a written notice is deposited in the U.S. mail addressed to the director and first class postage paid, or (c) five days after a facsimile transmission is received by a facsimile machine designated by the director as the location for facsimile transmissions to the director.  Except in the case of removal of a director from office for cause, directors may waive their right to receive notice individually and the board, by unanimous vote of the full board, may suspend the requirement to give such notice.
Section 15. The board shall elect a chairman of the board and vice chairman of the board from among its members for a term of up to one year.  The chairman shall preside at all meetings of the board and perform such other duties as may be designated by the board.
If the chairman of the board is a principal officer of the  Society, he or she shall be responsible only to the board.  The vice chairman shall preside at meetings of the board in the absence of the chairman and perform such other duties as may be designated by the board.
Section 16. A majority of the members of the board shall  constitute  a quorum to transact all business  unless  otherwise  required in the articles of incorporation or bylaws of the Society.

                                                 ELECTION OR APPOINTMENT OF DIRECTORS
Section 17. Twelve benefit members shall be elected to the board for terms of office of four years each, three members being elected each year in the following manner:  The board, as well as each chapter, shall have the right to nominate benefit members as candidates for director.  All nominations must be reported to the secretary of the Society within the time specified by the board.
The secretary shall report the nominations to the board.  The board shall then direct the secretary to prepare the ballot and give notice of the election, specifying the time and procedures for election.  Each chapter shall conduct an election meeting or series of meetings within the time specified at which a vote shall be taken on the candidates and shall be reported in the manner and within the time specified in the notice of election.  Those elective directors whose terms do not expire with the current election shall constitute the Election Committee.  The tabulation of results of the election shall be done by an independent certified public accounting firm selected by the board to report to the Election Committee.  The Election Committee shall declare the three candidates receiving the highest number of valid votes to be duly elected for a four year term beginning with the quarterly meeting of the board in February of the calendar year following election.  All elective director terms shall end in February at the end of such four years.  Directors shall hold office for the term for which they are elected, unless a director's death, resignation, removal, or ineligibility to serve on the board occurs or the term of a successor begins before the end of such term.  Directors may be elected for successive terms, subject to service limitations and other eligibility restrictions in these bylaws.
Section 18.  Vacancies in elective  directorship  positions shall be filled as soon as possible by an affirmative vote of a majority of the remaining elective directors. Such directors shall fill the unexpired terms and shall be considered elective directors.
Section 19.  Except as  provided in Section 20,  benefit  members of the  Society  are not  eligible  for  election to the board for an initial term unless they are eligible to serve the duration of one full four-year  term under the age  limitation  stated in Section 21 of these bylaws.  Employees of the Society,  employees of subsidiaries or affiliates of the Society, and persons who sell or manage the sale of  Society's  insurance  are not  eligible  for election to the board.  Former  employees  of the  Society,  former  employees of subsidiaries  or affiliates of the Society,  and persons who formerly sold or managed the sale of Society's  insurance are not eligible for election to the board until the expiration of two years from the date of termination of their employment or agency.
Section 20. The board may appoint up to four benefit members of the Society to serve as appointive directors for a term of office of up to one year.  Terms of appointive directors end at the beginning of the next February quarterly meeting of the board after appointment. The board may also appoint not more than two principal officers of the Society to serve as directors as the board shall from time to time determine to be in the Society's best interest.  Any appointment or reappointment shall require the affirmative vote of a majority of the elective directors.  An appointive director shall be eligible for election pursuant to Section 17 or appointment pursuant to Section 18 if the date of initial appointment as an appointive director preceded such director's 67th birthday and if the director is otherwise eligible for election under these bylaws.
                                                                                  ---
Section 21. No elective,  appointive,  or principal  officer  director  shall serve  beyond  January 31 of the calendar  year after the calendar  year in which age 70 is attained.  Except as otherwise  provided in this  section,  no director,  except a principal  officer director  serving at the pleasure of the board,  shall serve beyond  January 31 of the calendar  year after the calendar  year in which twelve years of service as a director is completed.  In  determining  the number of years that a director has served for the purpose of this term  limitation,  a director is deemed to have served (i) six months for each year served as a director  prior to January 1, 2001 and (ii) one year for each year served as a director  after  December  31, 2000.  Service on the board of  directors  of a  corporation that has merged into the Society is deemed to be service as a director  of the  Society  for the purpose of  determining  the number of years  served by a director.  Persons  who are  directors  of the  Society at the time this bylaw  becomes  effective  are  eligible to complete  their current terms and terms  starting on or after January 1, 2002 for which they are elected  during 2001 without regard to the twelve-year  service limitation in this section.  In the event of a merger of the Society with another  corporation,  the directors of the Society who remain as directors and the  directors who are appointed as directors in connection  with the merger are eligible to complete  their initial term as director of the merged  Society and are eligible for election or  appointment  to one  additional  full term after the merger is effective  without regard to the  twelve-year  service  limitation in this section.  A director may be removed from office for cause by an affirmative vote of a majority of the full board at a meeting of the board called for that purpose.

                                                         CONFLICTS OF INTEREST
Section 22
(a) Conflict of Interest Policy. It is the policy of the Society to identify and manage conflicts of interest on the part of its directors, officers, employees and agents which might impair their independence of judgment or influence their decisions or actions with respect to the Society's business. The board of directors shall by resolution adopt rules for the required disclosure and evaluation of conflicts of interest by directors, officers, and such other persons as the board may determine. If a conflict is determined to exist for a director, officer, or other person under rules and procedures established by the board with respect to a decision under consideration by the board or a committee of the board, such director, officer or other person shall not vote on the decision or use personal influence to affect the decision. However, any director disclosing a conflict of interest may be counted in determining the presence of a quorum. Failure of a director to disclose a conflict of interest as required by resolution of the board or a failure of a director to eliminate a conflict of interest determined by a majority of the full board to be an unacceptable conflict of interest shall be cause for removal of a director under section 21 of these bylaws.
(b) Persons Not Eligible to Serve as Director. No person  shall be eligible for election or appointment as a director of  the Society who is the spouse, parent, child, brother,  sister, brother- or sister-in-law, parent-in-law, son-in-law or  daughter-in-law of a principal officer or general agent of the Society. If a family relationship referred to in this section begins during the time that a person is serving a term as a director, such director is eligible to complete his or her current term as a  director, but is not eligible for re-election or reappointment to the board after expiration of his or her current term. If a director with a family relationship referred to in this section is a principal officer of the Society serving at the pleasure of the board at the time  the relationship begins, the board shall determine the period of time the director may remain on the board. Any person having employment, a directorship, or other relationship that is not  permitted for directors of the Society pursuant to applicable law or regulation is not eligible to serve as a director.
(c) Approval of Employment. Directors and former directors, except for directors that are principal officers serving at the pleasure of the board, are not eligible for employment, consulting, or providing other service for payment with the Society or subsidiaries or affiliates of the Society unless such employment, contract, or agency relationship begins after termination as a director and is approved by an affirmative vote of two-thirds of the directors then in office.

                                                        COMMITTEES OF DIRECTORS

Section 23. The board by  resolution  adopted by a majority  of the full board may  designate a  governance  committee  and one or more additional  committees of directors.  Each  committee  shall consist of three or more  directors who serve by appointment of the board.
Each  committee  shall have such  authority as delegated to it by the board.  A majority of the members of each  committee of directors shall  constitute a quorum for the  transaction  of all committee  business.  Vacancies  occurring on committees of directors  shall be filled by the board as soon as possible.

                                                        OFFICERS OF THE SOCIETY
Section 24. The principal officers of the Society shall be the chairman of the board, chief executive officer, president, secretary, treasurer, and all executive vice presidents and senior vice presidents.  Principal officers shall be elected by the board and shall serve at the pleasure of the board.  Officers other than principal officers shall be appointed by the chief executive officer or chairman of the board.
Section 25. The board shall elect the person who shall serve as chief executive officer of the Society.  The chief executive officer shall be responsible only to the board.  All other officers and employees of the Society, except the chairman of the board and any
                                                                                        --
officers and employees designated by the board to be under the supervision and control of the chairman of the board, shall be under
                                                                                                                   -
the chief executive officer's supervision and control.  Subject to the control and direction of the board, and except for any activities and operations designated by the board to be under the supervision and control of the chairman of the board, all
                                                                                                                      -
activities and operations of the Society shall be under the chief executive officer's supervision and control.
 Section 26. The board shall establish reasonable compensation for directors and principal officers.  The chief executive officer shall establish compensation for officers under his or her supervision and control, other than principal officers, in accordance with
                                                                                  -
policies established by the board.  The chairman of the board shall establish compensation for officers under his or her supervision and control, other than principal officers, in accordance with policies established by the board.
                                                                                                 --

                                                         OFFICIAL PUBLICATION
Section 27. The Society shall have an official publication.  The name of the official publication shall be  determined by resolution of the board of directors.  Any notice, report or statement required by law, including notice of election, may be published in  the official publication.  If  Society records show that two or more  members or applicants for juvenile insurance have the same mailing address, an official publication mailed to one of them is deemed mailed to all of them at the same address unless a separate copy is requested.
All amendments to the Articles of Incorporation and Bylaws of the Society shall be published in  the official publication not later
                                                                                                             -
than four months after the date of filing such amendments with the Commissioner of Insurance of the state of Wisconsin.
An affidavit by the  secretary of the Society  certifying  that the official  publication  was mailed in  accordance  with this section shall be  submitted  to the board at its next  meeting  after  publication  of any notice,  report or  statement  required by law.  The affidavits shall be filed in the records of the secretary's office.

                                                              FISCAL YEAR
Section 28. The fiscal year of the Society shall begin on the first day of January and end on the thirty-first day of December.

                                                             ANNUAL REPORT
Section 29. An annual  statement of the  transactions  of each fiscal year shall be prepared and published in the official  publication within six months following the close of each fiscal year.

                                                            LOCAL BRANCHES
Section 30. Local chapters of the Society shall be called  "chapters."  Chapters  shall be created and  maintained to foster  voluntary activity for aiding such lawful social, intellectual,  educational,  charitable,  benevolent, moral, fraternal,  patriotic or religious endeavors as the chapter  determines  in accord with policies of the board;  to provide  members with the  opportunity  to take part in benevolent and charitable  activities of the Society;  and to provide  benefit  members with the opportunity to exercise their right to vote in the corporate and insurance affairs of the Society.
Section 31.  Chapters  may be  chartered  by  resolution  of the board upon  petition  to it by 50 benefit or  associate  members  from different  households who live in the same general  locality.  The petition shall indicate  acceptance of the Articles of Incorporation and Bylaws of the Society and the  constitution  for chapters.  Chapter charters may be granted by the board pursuant to such petitions when the board  determines  it to be in the best  interests  of the  Society.  Charters  may be  amended  or  withdrawn  when the board determines  it to be in the best  interests  of the Society.  The form of  petition,  charter and  constitution  for chapters  shall be adopted by the board.
Section 32. Regular  meetings of the chapters shall be held at least monthly.  Meetings for election of directors and chapter  officers shall be held according to procedures and during the time prescribed by the board.
Section 33.  Chapters  may  voluntarily  join  together to assist  each other in the  performance  of their  fraternal  and  benevolent activities, subject to the supervision and control of the board.

                                                  INDEMNIFICATION AND FIDELITY BONDS
Section  34. The Society  shall  indemnify  any person who is or was a director,  officer or  employee  against  liability  for acts or omissions in the  performance of their duties.  The Society shall also indemnify any person who is or was serving at the request of the
Society as a director,  officer or trustee of another  corporation,  partnership,  joint  venture,  trust or other  enterprise,  or any director,  officer or  employee  who is or was serving in a  fiduciary  capacity  with regard to any  employee  benefit  plan,  against liability for acts or omissions in the performance of their duties.
The Society may purchase  and  maintain  insurance on behalf of an  individual  who is an employee,  agent,  director or officer of the corporation  against liability asserted against and incurred by the individual in his or her capacity as an employee,  agent,  director or  officer,  or arising  from his or her status as an  employee,  agent,  director or  officer,  regardless  of whether the Society is required or authorized to indemnify or allow expenses to the  individual  against the same  liability.  If such insurance is purchased, the amounts shall be as determined by resolution of the board.
The Society shall maintain fidelity bonds on the officers and employees as determined by resolution of the board.

                                                              AMENDMENTS
Section 35. These bylaws may be repealed or amended in whole or in part at any regular  meeting of the board or at any special  meeting called for that purpose.  Notice of the proposed change shall be mailed or personally  delivered to directors at least 30 calendar days before the date of the meeting.  Directors may waive their right to receive  notice  individually  and the board,  by unanimous vote of the full board,  may suspend the  requirement  to give such notice.  The number of votes  required to repeal or amend these bylaws at a meeting of the board shall be an  affirmative  vote of a majority of the full  board.  These  bylaws may also be repealed or amended in whole or in part at any time by written  action  signed by  two-thirds  of the  directors  then in office.  Any changes to these bylaws shall be  effective  from the date of  passage  or at such  other date as  stipulated  by the board and shall be filed  promptly  after adoption with the  Commissioner  of Insurance of the state of Wisconsin.  After filing,  the changes shall be published in the official publication as prescribed in these bylaws.